UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 18, 2015, Vantiv, LLC (“Vantiv”) and Grand Card LLC (“Grand Card”), a wholly-owned subsidiary of Grandparents.com, Inc., entered into a third amendment (the “Amendment”) to that certain master services agreement, as amended, between Vantiv and Grand Card dated November 17, 2014, pursuant to which Grand Card committed to purchasing an allotment of cards from Vantiv, which remaining balance of such allotment was to be purchased by December 17, 2015. Pursuant to the Amendment, Vantiv and Grand Card agreed to extend the date on which such remaining balance of the allotment is to be purchased with (i) a partial purchase order for one-third of the remaining balance of the card allotment to be made by December 22, 2015 and (ii) an additional purchase order for the remaining balance of the card allotment that must be made by March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2015	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman and Chief Executive Officer